February 28, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

RE:     Vantagepoint Actively Managed Funds
        Vantagepoint Index Funds
        Vantagepoint Model Portfolio Funds


Dear Sir/Madam:

We have read and agree with the comments in Sub-Item 77K of Form N-SAR of the above mentioned Funds dated February 28, 2002.


Yours truly,
Deloitte & Touche




March 1, 2002